For Immediate Release

Microbot Medical Inc. Expands Global IP Portfolio as Patent in India Covering the
Company’s TipCAT™ Technology Platform is Issued

Hingham, MA – September 15, 2017 – Microbot Medical Inc. (Nasdaq CM: MBOT), a medical device company specializing in the design and development of transformational micro-robotic medical technologies, today announced that Intellectual Property India granted patent No. 286765, covering the Company’s TipCAT™ technology platform.

“We continue to strengthen and expand our IP portfolio,” commented Harel Gadot, Chief Executive Officer, President, and Chairman. “As a pioneer in micro-robotic surgery, this will allow us to add value to our assets as it is expected to enhance our ability to access global markets and create additional competitive advantages and barriers to entry. India is a large and emerging market and we believe having a strong IP presence in this market further builds shareholder value. In addition to India, the TipCAT™ technology platform patent has already been granted in the largest markets such as the U.S., China, Europe and several other markets, which we believe continues to show the strength of our IP assets. With this specific IP, our objective is to leverage the TipCAT platform to develop multiple products that address serious unmet needs in multiple medical applications.”

Globally, the Company now has 23 patents which are already issued and an additional 13 patent applications pending worldwide. The Company’s patents cover its ViRob™ and TipCAT™ technology platforms.

About Microbot Medical, Inc.

Microbot, which was founded in 2010 and commenced operations in 2011, became a NASDAQ listed company on November 28, 2016. The Company specializes in transformational micro-robotic medical technologies leveraging the natural and artificial lumens within the human body. Microbot’s current platforms, ViRob™ and TipCAT™, are comprised of two highly advanced micro-robotic technologies, from which the Company is currently developing its first two product candidates: the Self Cleaning Shunt, or SCS™, for the treatment of hydrocephalus and Normal Pressure Hydrocephalus, or NPH; and a self-propelling, semi-disposable endoscope that is being developed initially for use in colonoscopy procedures. Further information about Microbot Medical is available at http://www.microbotmedical.com.

The ViRob™ technology is a revolutionary autonomous crawling micro-robot which can be controlled remotely or within the body. Its miniature dimensions allow it to navigate and crawl in different spaces within the human body, including blood vessels, the digestive tract and the respiratory system. Its unique structure gives it the ability to move in tight spaces and curved passages as well as the ability to remain within the human body for prolonged time. To learn more about ViRob™ please visit http://www.microbotmedical.com/technology/virob/.

TipCAT™ is a transformational self-propelled, flexible, and semi-disposable endoscope providing see & treat capabilities within tubular lumens in the human body such as the colon, blood vessels, and the urinary tract. Its locomotion mechanism is perfectly suitable to navigate and crawl through natural & artificial tubular lumens, applying the minimal necessary pressure to achieve the adequate friction required for gentle, fast, and safe advancement within the human body. To learn more about TipCAT™ visit http://www.microbotmedical.com/technology/tipcat/.

Safe Harbor

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects” and “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the businesses of Microbot Medical Inc. particularly those mentioned in the cautionary statements found in Microbot Medical Inc.’s filings with the Securities and Exchange Commission. Microbot Medical disclaims any intent or obligation to update these forward-looking statements.

Investor Contacts:

Analysts and Institutional Investors

Michael Polyviou

EVC Group

mpolyviou@evcgroup.com

646-445-4800

Individual Investors

Jeremy Roe

Integra Consulting Group llc

jeremy@integracg.net

(925) 262-8305

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